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                                                                     EXHIBIT 1.1

                                  $750,000,000

                        FEDERATED DEPARTMENT STORES, INC.

                           6.30% SENIOR NOTES DUE 2009
                        6.90% SENIOR DEBENTURES DUE 2029


                               PURCHASE AGREEMENT

                                                                  March 18, 1999

CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
CHASE SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
PNC CAPITAL MARKETS, INC.
As Representatives of the Several Purchasers,
c/o Credit Suisse First Boston Corporation,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

            1. Introductory. Federated Department Stores, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S. $350,000,000 principal amount of its 6.30% Senior Notes due April 1, 2009 (the "SENIOR NOTES") and U.S. $400,000,000 principal amount of its 6.90 % Senior Debentures due April 1, 2029 (the "SENIOR DEBENTURES," and together with the Senior Notes, the "OFFERED SECURITIES") to be issued under an indenture, dated as of September 10, 1997, (the "INDENTURE") as supplemented by the Third Supplemental Indenture, to be dated as of March 24, 1999 (the "THIRD SUPPLEMENTAL INDENTURE"), between the Company and Citibank N.A., as Trustee. The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

            The Company and the several Purchasers hereby agree as follows:

            2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

            a. An offering circular relating to the Offered Securities to be offered by the Purchasers has been prepared by the Company. Such offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, together with the documents incorporated by reference listed in Schedule B hereto and any other document approved by the Company in writing for use in connection with the contemplated resale by the Purchasers of the Offered


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      Securities are hereinafter collectively referred to as the "OFFERING
      DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document in reliance on and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein. The Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "COMMISSION") and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE Act") did not at the time they were so filed or mailed, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            b. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified and in good standing individually or in the aggregate would not have a material adverse effect on the business, financial position or results of operations or reasonably foreseeable prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

            c. Each Significant Subsidiary (as such term is defined in Rule 405 under the Securities Act) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, except where failure to be duly incorporated, validly existing and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

            d. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued,


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      are fully paid and non-assessable and (except as otherwise disclosed in the Offering Document as amended or supplemented) are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except as otherwise disclosed in the Offering Document as amended or supplemented or where, individually or in the aggregate, the failure to have been duly and validly authorized and issued, to be fully paid and non-assessable and to be owned directly or indirectly by the Company free and clear of liens, encumbrances, equities or claims would not have a Material Adverse Effect).

            e. The Offered Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, as supplemented by the Third Supplemental Indenture; the Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act; the Indenture constitutes (and the Third Supplemental Indenture, when executed and delivered by the Company and the Trustee, will constitute) a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be limited to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the Offered Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular as amended or supplemented.

            f. The issue and sale of the Offered Securities and the compliance by the Company with all of the provisions of the Offered Securities, the Indenture, as supplemented by the Third Supplemental Indenture, and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations and defaults as individually or in the aggregate would not have a Material Adverse Effect, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any material statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except for such violations as individually or in the aggregate would not have a Material


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      Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement, dated the date hereof, between the Company and the Purchasers (the "Registration Rights Agreement") or the Indenture, as supplemented by the Third Supplemental Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Purchasers, and the order of the Commission declaring the Exchange Offer Registration Statement and/or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

            g. This Agreement has been duly authorized, executed and delivered by the Company. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Purchasers, will be a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            h. Except as disclosed in the Offering Document as amended or supplemented, the Company and its subsidiaries have good and marketable title to all real property and title to all personal property owned by them, in each case free from liens, encumbrances and defects except such as are disclosed in the Offering Document as amended or supplemented, or as do not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real property and buildings under valid and enforceable leases, subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

            i. Except as disclosed in the Offering Document, as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            j. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent certified public accountants under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings.
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            k. There has not been any material adverse change in the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, from the date as of which information is given in the Offering Circular. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Document any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Document as amended or supplemented; and, since the date as of which information is given in the Offering Document, there has not been any change in the capital stock (other than issuances and forfeitures of stock in connection with equity-based compensation plans of executive officers of the Company or as set forth or contemplated in the Offering Document as amended or supplemented), or any increase in excess of $25,000,000 in long-term debt of the Company or any of its subsidiaries otherwise than as set forth or contemplated in the Offering Document as amended or supplemented, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Document as amended or supplemented.

            l. The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT") ; and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

            m. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

            n. The offer and sale of the Offered Securities to the Purchasers and the initial resale of the Offered Securities by the Purchasers, in each case in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").


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            o. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities
      Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

            3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.077 % of the principal amount thereof plus accrued interest on the Senior Notes from the Closing Date (as hereinafter defined) to the time of issuance and (ii) at a purchase price of
98.683 % of the principal amount thereof plus accrued interest on the Senior Debentures from the Closing Date to the time of issuance, the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

            The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in federal (same day) funds by wire transfer to an account designated by the Company for such purpose at a bank reasonably acceptable to CSFBC at 9:30 A.M. (New York time), on March 24, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the office of DTC or its designated custodian at least 24 hours prior to the Closing Date.

            4. Representations by Purchasers; Resale by Purchasers. a. Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.
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            b. Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to another exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

            c. Each Purchaser severally represents and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

            d. Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, or by means of a public offering within the meaning of Section 4(2) of the Securities Act, including, but not limited to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            e. Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the


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Offered Securities in, from or otherwise involving the United Kingdom; and (iii)
it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

            a. The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            b. The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized Officer of the Company, one of which will include the independent accountant's report therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to applicable persons referred to above all such documents.

            c. The Company will promptly from time to time take such action as CSFBC may reasonably request to qualify the Offered Securities for sale under the securities laws of such jurisdictions in the United States and Canada as CSFBC may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdiction for as long as may

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be necessary to complete the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation, to file a general consent to service of process in any such state or to take any action that would subject it to general taxation in any jurisdiction.

            d. For so long as the Offered Securities are in global form, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) to furnish to the holders of the Offered Securities all other documents specified in Section 7.04 of the Indenture, all in the manner so specified. For a period of three years following the date of this Agreement, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, from time to time, such other information concerning the Company as CSFBC or such other Purchasers may reasonably request, provided any material nonpublic information received by CSFBC or the other Purchasers will be held in confidence and not used in violation of any applicable law.

            e. During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            f. During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

            g. During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            h. The Company will pay or cause to be paid all expenses incidental to the performance of its obligations under this Agreement, the Indenture, the Third Supplemental Indenture and the Registration Rights Agreement (except, in the case of the Registration Rights Agreement, any underwriting discounts and commissions and all other costs and expenses customarily borne by security holders), including (i) the fees and expenses of the Trustee and its professional advisers in connection with the Indenture, the Third Supplemental Indenture and the Offered Securities; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Third Supplemental Indenture, the Offering Document and

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amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates, including the fees and disbursements of counsel for the Purchasers (not to exceed $5,500 in the aggregate) in connection with such qualification and in connection with the Blue Sky Memorandum; (v) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities;
(vi) the filing fees incident to, and fees and the disbursements of counsel to the Purchasers in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Offered Securities and (vii) the expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchasers. It is understood, however, that except as provided in this agreement, the Purchasers will pay for their own expenses, including the fees of their counsel, any transfer taxes on the resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

            i. In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            j. During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

            6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject in the sole discretion of the Purchasers to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company

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shall have performed all of its obligations hereunder theretofore to be performed and to the following additional conditions precedent:

            a. On the Closing Date KPMG LLP shall have furnished to the Purchasers a letter, dated the Closing Date, substantially in the form attached hereto as Annex IV);

            b. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of a majority in interest of the Purchasers including CSFBC, would materially and adversely affect the financial markets or the market for the Offered Securities and other debt securities; (ii)(A) any downgrading in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g) under the Securities Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; (iii) any suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iv) any suspension in trading in the Company's securities on the New York Stock Exchange; (v) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (vi) any outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale or delivery of and payment for the Offered Securities on the terms and in the manner contemplated in the Offering Document.

            c. The Purchasers shall have received an opinion, dated the Closing Date, of Jones, Day, Reavis & Pogue, counsel for the Company, in substantially the form attached hereto as Annex I.

            d. The Purchasers shall have received an opinion, dated the Closing Date, of the General Counsel or Deputy General Counsel of the Company in substantially the form attached hereto as Annex II.

            e. The Purchasers shall have received an opinion, dated the Closing Date, from Simpson Thacher & Bartlett, counsel for the Purchasers, in substantially the form attached hereto as Annex III.

            f. The Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the President or any Vice President and a principal financial or accounting officer of the Company in which such officers state on behalf of the Company that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

            g. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Document as first amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Document as amended or supplemented, and (ii) since the respective dates as of which information is given in the Offering Document as amended or supplemented there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Document as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Offering Document as amended or supplemented.

            The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

            7. Indemnification and Contribution. a. The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein.

            b. Each Purchaser will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim damage, liability or action as such expenses are incurred, provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

            c. Promptly after receipt by an indemnified party under this Section 7 of notice in writing of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to and an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

            d. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            e. The obligations of the Company and the Purchasers under this
Section 7 shall be in addition to any liability which the Company or the Purchasers may otherwise have and shall extend, upon the same terms and conditions, to the partners, directors and officers of the Company or such Purchaser and each person, if any, who controls the Company or such Purchaser within the meaning of Section 15 of the Securities Act.

            8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section 8. Nothing herein will relieve a defaulting Purchaser from liability for its default.

            9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities and the Company shall then be under no further liability to any Purchaser except as provided in Sections 5(h) and 7 hereof.

            10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7 West Seventh Street, Cincinnati, Ohio 45202, Attention:
Chief Financial Officer and Secretary; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

            11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Company and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

            12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

            13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                     Very truly yours,

                                     FEDERATED DEPARTMENT STORES, INC.


                                        By:    /s/ Karen Hoguet
                                           -----------------------------------
                                        Name:  Karen M. Hoguet
                                        Title: Senior Vice President, CFO
                                               and Treasurer


The foregoing Purchase Agreement
 is hereby confirmed and accepted
 as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
CHASE SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
PNC CAPITAL MARKETS, INC.


  Acting on behalf of themselves
  and as the Representative
  of the several Purchasers


By:  CREDIT SUISSE FIRST BOSTON CORPORATION


      By:  /s/ David Russell
         -------------------------------
           Name:  David Russell
           Title: Managing Director

                                   SCHEDULE A



                                                   PRINCIPAL                  PRINCIPAL
                                                   AMOUNT OF                  AMOUNT OF
                  INITIAL PURCHASER              OFFERED SENIOR             OFFERED SENIOR
                  -----------------              --------------             --------------
                                                     NOTES                    DEBENTURES
                                                 --------------             --------------
CREDIT SUISSE FIRST BOSTON CORPORATION           $  168,000,000             $  192,000,000
SALOMON SMITH BARNEY INC.                           122,500,000                140,000,000
CHASE SECURITIES INC.                                26,250,000                 30,000,000
NATIONSBANC MONTGOMERY SECURITIES LLC                26,250,000                 30,000,000
PNC CAPITAL MARKETS, INC.                             7,000,000                  8,000,000

                                                 --------------             --------------

                      Total ...............      $  350,000,000             $  400,000,000
                                                 ==============             ==============

                                   SCHEDULE B




          o Federated's Annual Report on form 10-K for the fiscal year ended January 31, 1998;

          o Federated's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 1998, August 1, 1998 and October 31, 1998; and

          o Federated's Current Reports on form 8-K, dated August 19, 1998, September 2, 1998, December 3, 1998 and March 18, 1999.

                                                                         ANNEX I

                                                                  March 24, 1999


Credit Suisse First Boston Corporation
Salomon Smith Barney
Chase Securities, Inc.
NationsBanc Montgomery Securities LLC
PNC Capital Markets, Inc.

c/o Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

            Re:   $       Aggregate Principal Amount of  % Senior Notes due
                  March __, 2009 and $ __________ Aggregate Principal Amount of ___% Senior Debentures due March __, 2029 of Federated Department Stores, Inc.

Ladies and Gentlemen:

            We have acted as counsel for Federated Department Stores, Inc. (the "Company") in connection with the sale of $ aggregate principal amount of the Company's % Senior Notes due 2009 and $________ aggregate principal amount of ___% Senior Debentures due 2029 (the "Offered Securities") pursuant to the Purchase Agreement, dated March 18, 1999 (the "Purchase Agreement"), among you and the Company. The Offered Securities are being issued pursuant to the Indenture, dated as of September 10, 1997 (the "Base Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"), as supplemented by the Third Supplemental Indenture, dated as of March 24, 1999, between the Company and the Trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). This opinion is furnished to you pursuant to
Section 6(c) of the Purchase Agreement. Except as otherwise defined herein, terms used herein with initial capital letters are so used with the respective meanings ascribed thereto in the Purchase Agreement.

  Credit Suisse First Boston Corporation, et al.                 March 24, 1999



            We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based thereupon, we are of the opinion that:


            1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document as amended or supplemented prior to the date hereof;

            2. The Purchase Agreement has been duly authorized, executed, and delivered by the Company;

            3. The Registration Rights Agreement has been duly authorized, executed, and delivered by the Company and, assuming the Registration Rights Agreement is the valid and binding obligation of the Purchasers, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law;

            4. The Offered Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and are entitled to the benefits provided by the Indenture, except as the enforceability of the Offered Securities and the Indenture may be limited by bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the Offered Securities, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof in the Offering Document, as amended or supplemented prior to the date hereof;

            5. The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and binding obligation of the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in

    Credit Suisse First Boston Corporation, et al.                March 24, 1999


a proceeding in equity or at law; and the Base Indenture has been duly qualified under the Trust Indenture Act;

            6. No consent, approval, authorization, order, registration or qualification of or with any United States court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement or the Indenture, except such as may be required under the Securities Act, the Exchange Act, and the Trust Indenture Act, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Purchasers and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective;

            7. The statements set forth in the Offering Document, as amended or supplemented prior to the date hereof, under the caption "Description of Securities" and under the caption "Plan of Distribution," insofar as they purport to summarize the provisions of the laws and agreements to which the Company or any of its affiliates is a party referred to therein, constitute accurate summaries of such provisions in all material respects;

            8. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

            9. The documents incorporated by reference in the Offering Document or any amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial or statistical data contained therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

            10. No registration of the Offered Securities under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, is required for the offer and sale of the Offered Securities by the Company to the Purchasers or the reoffer and resale of the Offered Securities by the Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Document, the Purchase Agreement, and the Indenture.

            We have participated in the preparation of the Offering Document (but not the documents incorporated by reference into the Offering Document) and, based on such participation, no facts have come to our attention which cause us to believe that, as of the date hereof, the Offering

    Credit Suisse First Boston Corporation, et al.                March 24, 1999

Document (including the Exchange Act Documents incorporated by reference therein), as amended or supplemented prior to the date hereof (other than the financial statements and related schedules and other financial data contained or incorporated by reference therein, as to which we express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we have not independently verified, and we assume no responsibility for, the accuracy, completeness, or fairness of the Offering Document as amended or supplemented prior to the date hereof (including any documents incorporated or deemed to be incorporated by reference therein) except to the extent of the opinion expressed in paragraph 7 hereof and for purposes of expressing the beliefs referred to in this paragraph we have made inquiry only of the lawyers who are members of or employed by this Firm involved in the preparation of the Offering Document.

            We express no opinion as to the validity, binding effect, or enforceability of any provision of the Registration Rights Agreement or any related provisions of the Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or any provision of the Registration Rights Agreement that requires or relates to indemnification or contribution.


            In rendering the foregoing opinions, we have assumed (i) the due authorization, execution, and delivery of the Purchase Agreement by or on behalf of the Purchasers, (ii) the authenticity of all documents represented to us to be originals, the conformity to original documents of all copies of documents submitted to us, the accuracy and completeness of all corporate records made available to us by the Company, (iii) that the signatures on all documents examined by us are genuine and that where any such signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such document had authority to do so, and (iv) that the representations of the Purchasers and the Company in the Purchase

    Credit Suisse First Boston Corporation, et al.                March 24, 1999



Agreement are true and correct and that the statements and certificates described in the following paragraph are accurate in all material respects at the date of this opinion.

            In rendering the foregoing opinions, we have relied, as to certain matters of fact, without any independent investigation, inquiry, or verification, upon statements or certificates of representatives of the Company and of the Trustee under the Indenture and upon statements or certificates of public officials. This opinion is limited to the federal laws of the United States of America, the laws of the State of New York, and the General Corporation Law of the State of Delaware.

            This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is furnished by us, as counsel for the Company, to you solely for your benefit and solely with respect to the purchase by you of the Offered Securities from the Company, and may not be relied upon by any other person for any purpose.

                                Very truly yours,



                                Jones, Day, Reavis & Pogue

                                                                        ANNEX II


                                                                  March 24, 1999


Credit Suisse First Boston Corporation
Salomon Smith Barney
Chase Securities, Inc.
NationsBanc Montgomery Securities LLC
PNC Capital Markets, Inc.

c/o Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

            Re: $__________ Aggregate Principal Amount of ___% Senior Notes due March __, 2009 and $__________ Aggregate Principal Amount of ___% Senior Debentures due March __, 2029

Ladies and Gentlemen:

            As General Counsel of Federated Department Stores, Inc. (the "Company"), I have acted as counsel for the Company in connection with the sale of $ aggregate principal amount of the Company's % Senior Notes due 2009 and $________ aggregate principal amount of the Company's ___% Senior Debentures 2029 (the "Offered Securities") pursuant to the Purchase Agreement, dated March 18, 1999 (the "Purchase Agreement"), between you and the Company. This opinion is furnished to you pursuant to Section 6(d) of the Purchase Agreement. The Offered Securities are being issued pursuant to the Indenture, dated as of September 10, 1997 (the "Base Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"), as supplemented by the Third Supplemental Indenture, dated as of March 24, 1999 (the "Supplemental Indenture" and, collectively with the Base Indenture, the "Indenture") between the Company and the Trustee.

    Credit Suisse First Boston Corporation, et al.                March 24, 1999



Except as otherwise defined herein, terms used herein with initial capital letters are so used with the respective meanings ascribed thereto in the Purchase Agreement.

            I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. Based thereupon, I am of the opinion that:

            1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document as amended or supplemented prior to the date hereof;

            2. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it is required to be so qualified, except for such failures to be so qualified and in good standing as individually or in the aggregate would not have a Material Adverse Effect;

            3. Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as otherwise disclosed in the Offering Document as amended or supplemented prior to the date hereof) are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be duly incorporated, validly existing and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except as otherwise disclosed in the Offering Document as amended or supplemented prior to the date hereof or where, individually or in the aggregate, the failure to have been duly and validly authorized and issued, to be fully paid and non-assessable or to be owned directly or indirectly by the Company free and clear of liens, encumbrances, equities or claims would not have a Material Adverse Effect);

            4. To my knowledge, except as otherwise disclosed in the Offering Document as amended or supplemented prior to the date hereof, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, is reasonably likely individually or in the aggregate to have a Material Adverse Effect; and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            5. The issue and sale of the Offered Securities and the compliance by the Company with all of the provisions of the Offered Securities, the Indenture, the Registration Rights


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

    Credit Suisse First Boston Corporation, et al.                March 24, 1999

Agreement and the Purchase Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other financing agreement or any other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations and defaults as individually or in the aggregate would not have a Material Adverse Effect, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (a) any material statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or (b) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, with respect to this clause (b) only, for such violations, defaults and failures as individually or in the aggregate would not have a Material Adverse Effect it being understood that no opinion is expressed in this paragraph 5 with respect to any matter governed by the Securities Act, the Exchange Act, the Trust Indenture Act or any state's or other jurisdiction's securities or Blue Sky laws;

            6. Neither the Company nor any of its Subsidiaries is (a) in violation of its certificate of incorporation or by-laws (or comparable governing documents) or (b) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to me after due inquiry to which it is a party or by which it or any of its properties may be bound, except for such violations and defaults as individually or in the aggregate would not have a Material Adverse Effect;

            7. The Purchase Agreement has been duly authorized, executed and delivered by the Company;

            8. The Offered Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and are entitled to the benefits provided by the Indenture, except as the enforceability of the Offered Securities and the Indenture may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the Offered Securities, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof in the Offering Document, as amended or supplemented prior to the date hereof;

            9. The Registration Rights Agreement has been duly authorized, executed, and delivered by the Company and, assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Purchasers, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium,

    Credit Suisse First Boston Corporation, et al.                March 24, 1999

and other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity;

            10. The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and binding obligation of the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the Base Indenture has been duly qualified under the Trust Indenture Act;

            11. No consent, approval, authorization, order, registration or qualification of or with any United States court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement or the Indenture except such as may be required under the Securities Act, the Exchange Act, and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Purchasers and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective;

            12. The statements set forth in the Offering Document, as amended or supplemented prior to the date hereof, under the caption "Description of Securities" and under the caption "Plan of Distribution," insofar as they purport to summarize the provisions of the laws and documents referred to therein, constitute accurate summaries of such provisions in all material respects;

            13. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

            14. The documents incorporated by reference in the Offering Document or any amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial or statistical data contained or incorporated by reference therein, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and no facts have come to my attention that cause me to believe that any of the documents referred to in this paragraph 14, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading. However, I have not independently verified, and I assume no responsibility, for the accuracy, completeness or fairness

    Credit Suisse First Boston Corporation, et al.                March 24, 1999

of the Offering Document, as amended or supplemented (including any documents incorporated by reference therein), except to the extent of the opinion expressed in paragraph 12;

            15. I do not know of any exhibits to any documents incorporated by reference into the Offering Document which are required to be filed which have not been so filed; and

            16. It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to the Purchase Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by the Purchase Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

            In rendering the opinions in paragraphs 8 through 14 and 16 hereof, I have relied solely on the opinion of Jones, Day, Reavis & Pogue furnished to you pursuant to Section 6(c) of the Purchase Agreement.

            I express no opinion as to the validity, legally binding effect or enforceability of any provision of the Registration Rights Agreement or any related provisions of the Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or any provision of the Registration Rights Agreement that requires or relates to indemnification or contribution.

            In rendering this opinion, I have assumed that (i) the signatures on all documents examined by me are genuine and that, where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such document had authority to do so and (ii) the representations of the Purchasers in the Purchase Agreement are true and correct and the statements and certificates described in the following paragraph are accurate in all material respects at the date of this opinion.

            I am a member of the bar of the State of Ohio, and have not been admitted to the bar of any other jurisdiction. In rendering the opinions set forth herein, my examination of matters of law has been limited to the federal laws of the United States of America, the corporation laws of the States of Delaware and Ohio, and the laws of the State of New York. In rendering the opinions in paragraphs 1-13 and paragraphs 15 and 16, I have relied, as to certain matters of fact, without any independent investigation, inquiry or verification, upon statements or certificates of representatives of the Company and of the Trustee under the Indenture and upon statements or certificates of public officials.

    Credit Suisse First Boston Corporation, et al.                March 24, 1999

            This opinion is furnished by me, as General Counsel of the Company, to you solely for your benefit and solely with respect to the purchase by you of the Offered Securities from the Company, upon the understanding that I am not assuming hereby any professional responsibility to any other person whatsoever.



                                         Very truly yours,


                                         Dennis J. Broderick

                                                                       ANNEX III


                                                                  March 24, 1999


CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY
CHASE SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
PNC CAPITAL MARKETS, INC.

c/o      Credit Suisse First Boston Corporation
         11 Madison Avenue
         New York, New York 10010

Ladies and Gentlemen:

            We have acted as your counsel in connection with the purchase by you of $_____________ aggregate principal amount of ___ % Senior Notes due March __, 2009 and $________ aggregate principal amount of ___% Senior Debentures due March __, 2029 (the "Securities") of Federated Department Stores, Inc., a Delaware corporation (the "Company"), pursuant to the Purchase Agreement dated March 18, 1999 (the "Purchase Agreement") among Credit Suisse First Boston Corporation, Salomon Smith Barney, Chase Securities, Inc., NationsBanc Montgomery Securities LLC and PNC Capital Markets, Inc. as initial purchasers (the "Initial Purchasers") and the Company.

            We have examined the Offering Circular dated March __, 1999 relating to the sale of the Securities (the "Offering Circular"), which incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 1998, the Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended May 2, 1998, August 1, 1998 and October 31, 1998, the Current Reports on Form 8-K of the Company, dated August 19, 1998, September 2, 1998, December 3, 1998 and March 18, 1999, (the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the Indenture dated as of September 10, 1997, as supplemented by the Third Supplemental Indenture dated as of March 24, 1999 (the "Indenture") between the Company and Citibank, N.A., as Trustee (the "Trustee") relating to the Securities; the Purchase Agreement; and the Registration


                                      III-1

Rights Agreement dated as of March 18, 1999 (the "Registration Rights Agreement") among the Company and the Initial Purchasers. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

            Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:


            1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

            2. The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

            3. The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

            4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchasers, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

            5. The Purchase Agreement has been duly authorized, executed and delivered by the Company.


                                     III-2

            6. The statements made in the Offering Document under the caption "Description of Securities," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

            7. No registration under the Securities Act of 1933, as amended, of the Securities and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Securities by the Company to the Initial Purchasers or the reoffer and resale of the Securities by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Circular, the Purchase Agreement and the Indenture.

            Our opinions in paragraphs 2, 3 and 4 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 4 is further limited by considerations of public policy.

            We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Registration Rights Agreement or any related provisions of the Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of the specific performance provisions of the Registration Rights Agreement.

            All legal proceedings taken by the Company in connection with the offering of the Securities, and the legal opinions, dated the date hereof, rendered to you by Dennis J. Broderick, General Counsel, Senior Vice President and Secretary of the Company, and Jones, Day, Reavis & Pogue, counsel for the Company, pursuant to the Purchase Agreement, are in form satisfactory to us.

            We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Circular or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraph 6 above. In the course of the preparation by the Company of the Offering Circular (excluding the Exchange Act


                                     III-3

Documents), we participated in conferences with certain officers and employees of the Company, with representatives of KPMG LLP and with counsel to the Company. We did not participate in the preparation of the Exchange Act Documents or review the Exchange Act Documents prior to their filing with the Securities and Exchange Commission. Based upon our examination of the Offering Circular and the Exchange Act Documents, our investigations made in connection with the preparation of the Offering Circular (excluding the Exchange Act Documents) and our participation in the conferences referred to above, we have no reason to believe that Offering Circular (including the Exchange Act Documents) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief with respect to the financial statements or other financial data contained or incorporated by reference in Offering Circular or the Exchange Act Documents.

            We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

            This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.


                                 Very truly yours,



                                 SIMPSON THACHER & BARTLETT



                                     III-4